Consent of Independent Registered Public Accounting Firm The Board of Directors and Shareholders Contract Owners of JNLNY Separate Account II: We consent to the use of our reports on the financial statements of each sub-account within JNLNY Separate Account II dated March 21, 2017, included herein and to the reference to our firm as “Experts” in the Statement of Additional Information, as part of the Post-Effective Amendment to the Form N-4 Registration Statement of JNLNY Separate Account II. /s/KPMG LLP Chicago, Illinois April 17, 2017

Consent of Independent Registered Public Accounting Firm The Board of Directors Jackson National Life Insurance Company of New York: We consent to the use of our report on the financial statements of Jackson National Life Insurance Company of New York dated March 21, 2017, included herein and to the reference to our firm as “Experts” in the Statement of Additional Information, as part of the Post-Effective Amendment to the Form N-4 Registration Statement. /s/KPMG LLP Columbus, Ohio April 17, 2017